                            SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
                  Exchange Act of 1934 (Amendment No.    )

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[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       Wellsford Real Properties, Inc.
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              (Name of Registrant as Specified In Its Charter)

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WELLSFORD REAL PROPERTIES, INC
535 Madison Avenue, 26th Floor
New York, NY 10022

April 25, 2001

Dear Stockholder:

        You are cordially invited to attend the 2001 annual meeting of stockholders which will be held on June 15, 2001, at 9:30 a.m. at the offices of Robinson Silverman Pearce Aronsohn & Berman LLP, 1290 Avenue of the Americas, 31st Floor, New York, NY 10104.

        Information about the meeting and the various matters on which the stockholders will act is included in the Notice of Annual Meeting of stockholders and Proxy Statement which follow. Also included is a Proxy Card and postage paid return envelope.

        It is important that your shares be represented at the meeting. Whether or not you plan to attend, we hope that you will complete and return your Proxy Card in the enclosed envelope as promptly as possible.

Sincerely,
/s/Jeffrey H. Lynford JEFFREY H. LYNFORD Chairman of the Board
/s/Edward Lowenthal EDWARD LOWENTHAL President and Chief Executive Officer

WELLSFORD REAL PROPERTIES, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 15, 2001

        The annual meeting of stockholders of Wellsford Real Properties, Inc. (the “Company”) will be held at the offices of Robinson Silverman Pearce Aronsohn & Berman LLP, 1290 Avenue of the Americas, 31st floor, New York, NY 10104 on June 15, 2001 at 9:30 a.m. local time, for the following purposes:

1.	To elect two directors to terms expiring at the 2004 annual meeting of stockholders.

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent public accountants for the fiscal year ending December 31, 2001.

3.	To transact such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

        The Board of Directors has fixed April 23, 2001 as the record date for determining the stockholders entitled to receive notice of and to vote at the meeting.

        STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON.

        YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

BY ORDER OF THE BOARD OF DIRECTORS /s/ Jeffrey H. Lynford JEFFREY H. LYNFORD Secretary

April 25, 2001
New York, New York

WELLSFORD REAL PROPERTIES, INC.
535 Madison Avenue, 26th Floor
New York, NY 10022

PROXY STATEMENT

June 15, 2001
Annual Meeting of Stockholders

INTRODUCTION

        This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Wellsford Real Properties, Inc., a Maryland corporation (the “Company”), of proxies from the holders (the “Stockholders”) of the Company’s issued and outstanding shares of common stock, par value $.02 per share (the “Common Shares”) and issued and outstanding shares of class A-1 common stock, par value $.02 per share (the “Class A-1 Common Shares”), to be exercised at the annual meeting of Stockholders to be held on June 15, 2001, at the offices of Robinson Silverman Pearce Aronsohn & Berman LLP, 1290 Avenue of the Americas, 31st Floor, New York, NY 10104, at 9:30 a.m. local time, and at any adjournment(s) or postponement(s) of such meeting (the “Annual Meeting”), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

        This Proxy Statement and enclosed Proxy Card are being mailed to the Stockholders on or about April 25, 2001.

        At the Annual Meeting, the Stockholders will be asked to consider and vote upon the following proposals (the “Proposals”):

1.	The election of two directors to terms expiring at the 2004 annual meeting of Stockholders.

2.	The ratification of the appointment of Ernst & Young LLP as the Company’s independent public accountants for the fiscal year ending December 31, 2001.

3.	Such other business as may properly come before the Annual Meeting.

        On June 9, 2000, the Stockholders of the Company approved a reverse stock split whereby every two outstanding Common Shares and Class A-1 Common Shares were converted into one outstanding Common Share and Class A-1 Common Share. The par value of both classes of stock increased from $0.01 per share to $0.02 per share and the number of authorized shares was halved from 197,650,000 to 98,825,000 for Common Shares and from 350,000 to 175,000 for Class A-1 Common Shares. The reverse split was effective for trading beginning June 12, 2000. Resulting fractional shares were redeemed for cash.

        All share and per share amounts in this filing have been adjusted for the impact of the reverse stock split, for all periods presented.

        Only the holders of record of the Common Shares and Class A-1 Common Shares at the close of business on April 23, 2001 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. Each Common Share and Class A-1 Common Share is entitled to one vote on all matters. As of the Record Date, an aggregate of 8,182,940 Common Shares and 169,903 Class A-1 Common Shares were outstanding.

        A majority of all the votes entitled to be cast at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. A plurality of all the votes cast at the Annual Meeting is sufficient to elect a director (Proposal 1). The affirmative vote of Stockholders owning a majority of the shares voting is required to ratify the appointment of Ernst & Young LLP as the Company’s independent public accountants (Proposal 2). Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote on Proposals 1 and 2.

        Each of the directors and executive officers of the Company has informed the Company that he will vote all of his respective Common Shares in favor of all of the Proposals.

        The Common Shares and Class A-1 Common Shares represented by all properly executed Proxies will be voted at the Annual Meeting as indicated or, if no instruction is given, in favor of all of the Proposals. As to any other business which may properly come before the Annual Meeting, all properly executed Proxy Cards will be voted by the persons named therein in accordance with their best judgment. The Company does not presently know of any other business which may come before the Annual Meeting. Any person giving a proxy has the right to revoke it at any time before it is exercised (a) by filing with the Secretary of the Company a duly signed revocation or a Proxy Card bearing a later date or (b) by electing to vote in person at the Annual Meeting.

PROPOSAL 1

ELECTION OF DIRECTORS

        The directors are divided into three classes, consisting of two members whose terms expire at the Annual Meeting, three members whose terms expire at the 2002 annual meeting of Stockholders and three members whose terms expire at the 2003 annual meeting of Stockholders. At the Annual Meeting, two directors will be elected to hold office until the 2004 annual meeting of Stockholders and until their successors are elected and qualify. Edward Lowenthal and Rodney F. Du Bois, both of whom are presently directors of the Company, are nominees for election as directors for such term. The terms of Jeffrey H. Lynford, Douglas Crocker II and Mark S. Germain expire in 2002 and the terms of Martin Bernstein, Richard S. Frary and Meyer S. Frucher expire in 2003.

        For information regarding the beneficial ownership of Common Shares and Class A-1 Common Shares by the current directors of the Company, see “Security Ownership of Certain Beneficial Owners and Management.”

        Except where otherwise instructed, proxies solicited by this Proxy Statement will be voted for the election of each of the Board’s nominees listed below. Each such nominee has consented to be named in this Proxy Statement and to continue to serve as a director if elected.

Nominees for Election as Directors

        The following individuals have been nominated by the Nominating Committee for election as directors at the Annual Meeting:

        Edward Lowenthal, age 56, has been the President, Chief Executive Officer and a director of the Company since its formation in January 1997. Mr. Lowenthal served as the President and Chief Executive Officer and as a trustee of Wellsford Residential Property Trust (the "Trust") from its formation in July 1992 until consummation of its merger with Equity Residential Property Trust ("EQR"), a real estate investment trust ("REIT") that owns and operates residential properties (the "Merger") in May 1997. Mr. Lowenthal currently serves as a director of Reis, Inc. ("Reis") and Omega Healthcare, Inc., a healthcare REIT and as a trustee of EQR and Great Lakes REIT, Inc., a REIT that owns and operates office buildings.

        Rodney F. Du Bois, age 65, has been Vice Chairman since May 1999, and a director of the Company since May 1997. Mr. Du Bois served as Chief Financial Officer ("CFO") of the Company from June 1999 until June 2000. Mr. Du Bois served as a trustee of the Trust from November 1992 until consummation of the Merger in May 1997. Mr. Du Bois also is President and co-owner of Goshawk Corporation. Goshawk Corporation is the managing member of Goshawk Capital Partners, L.L.C., a private investment company. Mr. Du Bois was a founder of Mountain Cable Company, a cable TV multiple system operator, and its Chairman from 1985 until the company's sale in 1988. Previously, Mr. Du Bois served as Executive Vice President and a director of C. Brewer and Co., Chairman of Alexander and Baldwin Agribusiness, Inc., a managing director of Warburg, Paribas, Becker, Inc. and a Professor of Real Estate at the Amos Tuck School of Business Administration at Dartmouth College.

The Board recommends that you vote FOR the election of each nominee for director.

Other Directors

        Information concerning the other directors whose terms of office continue after the Annual Meeting is set forth below:

        Jeffrey H. Lynford, age 53, has been the Chairman of the Board, Secretary and a director of the Company since its formation in January 1997. Mr. Lynford also served as CFO of the Company from June 2000 until December 2000. Mr. Lynford served as the Chairman of the Board and Secretary of the Trust, from its formation in July 1992 until consummation of the Merger and was the CFO of the Trust from July 1992 until December 1994. Mr. Lynford currently serves as a trustee of Polytechnic University, Caramoor Center for Music and the Arts and is a trustee emeritus of the National Trust for Historic Preservation. Mr. Lynford also serves as a trustee of EQR and is a member of the New York bar.

        Martin Bernstein, age 64, has been a director of the Company since June 2000. Mr. Bernstein is also President of MFP Investors, L.L.C., an investment company, since November 1998 and has been a private investor since 1988. Mr. Bernstein is also a director of Astro Communications, a specialty lighting company, and a trustee of MBOP Liquidation Trust, which has operated as a real estate mortgage company.

        Douglas Crocker II, age 60, has been a director of the Company since May 1997. Mr. Crocker has been President, Chief Executive Officer and a trustee of EQR, the general partner of ERP Operating Limited Partnership, since March 1993. He is also a director of Ventas, Inc., a real estate company focusing on the ownership and acquisition of health care properties and was a director of Horizon Group Incorporated, an owner, developer and operator of outlet retail properties from July 1996 to June 1998. Mr. Crocker has been President and Chief Executive Officer of First Capital Financial Corporation, a sponsor of public limited real estate partnerships ("First Capital"), since December 1992 and a director of First Capital since January 1993. He was an executive vice president of Equity Financial and Management Company, a subsidiary of Equity Group Investments, Inc., an owner, manager and financier of real estate and corporations ("EGI"), providing strategic direction and services for EGI's real estate and corporate activities from November 1992 until March 1997.

        Richard S. Frary, age 53, has been a director of the Company since December 1998. Mr. Frary is one of the founding partners of Tallwood Associates, Inc. ("Tallwood"), a private investment firm. Prior to starting Tallwood, Mr. Frary was, for 11 years, a Managing Director at Drexel Burnham Lambert Inc. where he was Head of the Corporate Finance Department's real estate group and a member of the department's Executive Committee. Mr. Frary has also had experience as a CPA with a big eight accounting firm, as a CFO of a New York Stock Exchange ("NYSE") listed REIT and as a national homebuilder. A graduate of The Johns Hopkins University, Mr. Frary holds an MBA from Harvard Business School. Mr. Frary is a director of CGA, Ltd. and a co-founder of Brookwood Financial Co., Inc., European Property Partners and Ansonia Apartments.

        Meyer “Sandy” Frucher, age 54, has been a director of the Company since June 2000. Mr. Frucher is also Chairman and Chief Executive Officer of the Philadelphia Stock Exchange since June 1998 after serving on its Board of Governors since September 1997. From 1988 to 1997, Mr. Frucher was Executive Vice President-Development of Olympia & York Companies (U.S.A.) and coordinated and oversaw all of Olympia & York’s development projects in the United States. From 1988 to 1999 Mr. Frucher was Trustee and then Chairman of the New York City School Construction Authority. From 1984 to 1988 he was President and Chief Executive Officer of Battery Park City Authority.

        Mark S. Germain, age 50, has been a director of the Company since May 1997. Mr. Germain served as a trustee of the Trust from November 1992 until consummation of the Merger in May 1997. For the past five years he has been employed by Olmsted Group L.L.C., which is a consultant to biotechnology and other high technology companies. Mr. Germain also serves as a board member of several privately held biotechnology companies. He is also a member of the New York bar.

Executive Officers

        Each Executive Officer of the Company holds office at the pleasure of the Board. The Executive Officers of the Company are as set forth below:

        Jeffrey H. Lynford, Chairman of the Board and Secretary. Biographical information regarding Mr. Lynford is set forth above under "Other Directors".

        Edward Lowenthal, President and Chief Executive Officer. Biographical information regarding Mr. Lowenthal is set forth above under "Nominees for Election as Directors".

        Rodney F. Du Bois, Vice Chairman. Biographical information regarding Mr. Du Bois is set forth above under "Nominees for Election as Directors".

        James J. Burns, age 61, has been CFO of the Company since December 2000 and a Senior Vice President of the Company since October 1999. Mr. Burns served as Chief Accounting Officer of the Company from October 1999 until December 2000. Mr. Burns was previously a Senior Audit Partner with Ernst & Young's E&Y Kenneth Leventhal Real Estate Group where he was employed for 25 years, including 23 years as a partner. His diversified real estate experience includes servicing commercial and multifamily residential real estate developers and owners, equity and mortgage real estate investment trusts, home builders, hotel owners, mortgage banking and other companies. Mr. Burns is a director of One Liberty Properties, Inc., and of Cedar Income Fund, Ltd. Mr. Burns is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants.

        David M. Strong, age 42, has been Vice President- Development of the Company since its formation in January 1997. Mr. Strong served as a Vice President of the Trust from July 1995 until consummation of the Merger in May 1997. From July 1994 until July 1995 he was Acquisitions and Development Associate of the Trust. From 1991 to 1994, Mr. Strong was President and owner of LPI Management, Inc., a commercial real estate company providing management and consulting services. From 1984 to 1991, he was a senior executive with the London Pacific Investment Group, a real estate development, investment and management firm active in Southern California and Western Canada. From 1979 to 1984, Mr. Strong was a manager with Arthur Young and Company, a public accounting firm. Mr. Strong is a member of the Canadian Institute of Chartered Accountants.

        Mark P. Cantaluppi, age 30, has been Vice President, Chief Accounting Officer and Director of Investor Relations since December 2000. He joined the Company in November 1999 as a Vice President, Controller and Director of Investor Relations. From January 1998 to November 1999 he was the Assistant Controller of Vornado Realty Trust, a REIT which primarily owns and operates office buildings in New York and Chicago, retail centers in the middle Atlantic states and cold storage facilities across the country. Mr. Cantaluppi worked for Ernst & Young, a Big Five accounting firm, from 1993 to 1998 where he attained the level of manager. Mr. Cantaluppi is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants.

Other Key Employee

        William H. Darrow II, age 53, has been a Managing Director of the Company since August 1997. From 1993 to 1997, Mr. Darrow was a founder and partner of Mansfield Partners, Inc., a real estate investment, management, and consulting firm. From 1989 until 1993, Mr. Darrow was Senior Vice President and Manager of the US Real Estate Group of Banque Indosuez, a French merchant bank. From 1987 until 1989, he was President of CRI Institutional Real Estate. From 1984 to 1987, Mr. Darrow was a managing director in the corporate finance group of Prudential-Bache Securities. From 1983 to 1984, he was President of Dade Savings and Loan Association. Prior to joining Dade Savings, Mr. Darrow was a Senior Vice President with Chemical Bank, which he joined in 1969.

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth information regarding the beneficial ownership of Common Shares and Class A-1 Common Shares (collectively, the “Shares”) by each person known by the Company to be the beneficial owner of more than five percent of the Company’s outstanding Common Shares, by each director of the Company, by each executive officer of the Company named in the Summary Compensation Table below, and by all directors and executive officers of the Company as a group. Each person named in the table has sole voting and investment power with respect to all shares shown as beneficially owned by such person, except as otherwise set forth in the notes to the table.

                                                        Amount and
                                                          Nature     Percentage
Name and Address                                       of Beneficial     of
of Beneficial Owner (1)(2)                               Ownership    Class (3)
-------------------------                             -------------- ----------

Jeffrey H. Lynford (4) ...............................    704,381         6.97%
Edward Lowenthal (5) .................................    703,956         6.96%
Rodney F. Du Bois (6) ................................    101,512           *
  32 Rip Road
  Hanover, New Hampshire 03755
James J. Burns (7) ...................................     40,936           *
David M. Strong (8) ..................................     93,005           *
Mark P. Cantaluppi (9) ...............................     13,478           *
Mark S. Germain (10) .................................     68,424           *
  6 Olmsted Road
  Scarsdale, New York 10583
Douglas Crocker II (11) ..............................     23,429           *
  c/o Equity Residential Properties Trust
  Two North Riverside Plaza
  Chicago, Illinois 60606
Richard S. Frary (12) ................................     19,590           *
  c/o Tallwood Associates, Inc. ......................
  1350 Avenue of the Americas, Suite 2701
  New York, New York 10019
Martin Bernstein (13) ................................      6,389           *
  c/o MFP Investors LLC
  51 John F. Kennedy Parkway
  Short Hills, New Jersey 07078
Meyer S. Frucher (14) ................................      2,790           *
324 West 101 Street, #2
New York, New York 10025
All directors and executive officers
  as a group (11 persons) (15) .......................  1,777,890        17.59%
Franklin Mutual Advisers, LLC ........................  2,020,784        19.99%
  51 John F. Kennedy Parkway
  Short Hills, New Jersey 07078
Morgan Stanley DeanWitter Investment Management Inc. .  1,452,151        14.36%
  1221 Avenue of the Americas
  New York, NY 10036

    * Less than 1.0%

(1)	Unless otherwise indicated, the address of each person is c/o Wellsford Real Properties, Inc., 535 Madison Avenue, New York, New York 10022.
(2)	The two former principals of Creamer Vitale Wellsford are the holders in the aggregate of 74,000 five-year warrants to purchase the Company's common shares at an exercise price of $30.35 per share.
(3)	Assumes the conversion or exercise of the following items at April 23, 2001: (i) 169,903 Class A-1 Common Shares issued to ERP Operating Limited Partnership, an Illinois limited partnership, into 169,903 Common Shares (ii) warrants to acquire 74,000 Common Shares and (iii) options to acquire 1,682,675 Common Shares.

(4)	Includes 569,102 Common Shares issuable upon the exercise of options (439,102 of which are exercisable on or before June 21, 2001). Options to purchase 226,352 of these shares represent replacement options for Trust share options. Also includes 92,700 Common Shares contributed to the Company's deferred compensation plan with respect to which Mr. Lynford does not have voting power until the Common Shares vest and are distributed from the deferred compensation accounts. Distributions, if any, on the Common Shares accrue for Mr. Lynford's benefit in his deferred compensation account which he is not entitled to receive until such underlying Common Shares vest and are distributed from the deferred compensation account. Also includes 3,985 Common Shares held by the Lynford Family Charitable Trust, u/a dated December 16, 1984; Mr. Lynford disclaims beneficial ownership of such shares. Also includes 3,554 Common Shares held by Mr. Lynford's Keough account and 310 Common Shares held in his 401(K) account.

(5)	Includes 569,103 Common Shares issuable upon the exercise of options (439,102 of which are exercisable on or before June 21, 2001). Options to purchase 226,352 of these shares represent replacement options for Trust share options. Also includes 92,700 Common Shares contributed to the Company's deferred compensation plan with respect to which Mr. Lowenthal does not have voting power until the Common Shares vest and are distributed from the deferred compensation accounts. Distributions, if any, on the Common Shares accrue for Mr. Lowenthal's benefit in his deferred compensation account which he is not entitled to receive until such underlying Common Shares vest and are distributed from the deferred compensation account. Also includes 145 Common Shares held by Ilene Lowenthal, Mr. Lowenthal's wife, Mr. Lowenthal disclaims beneficial ownership of such shares. Also includes 1,000 Common Shares held by Mr. Lowenthal's Keough account and 2,009 Common Shares held in his 401(K) account.

(6)	Includes 90,125 Common Shares issuable upon the exercise of options (80,125 of which are exercisable on or before June 21, 2001.) Also includes 750 Common Shares held by Carol Du Bois, Mr. Du Bois' wife; Mr. Du Bois disclaims beneficial ownership of such shares.

(7)	Includes 25,000 Common Shares issuable upon the exercise of options (5,000 of which are exercisable on or before June 21, 2001).
(8)	Includes 75,562 Common Shares issuable upon the exercise of options (66,562 of which are exercisable on or before June 21, 2001). Options to purchase 20,312 of these shares represent replacement options for Trust share options.

(9)	Includes 5,000 Common Shares issuable upon the exercise of options (1,000 of which are exercisable on or before June 21, 2001).
(10)	Includes 50,632 Common Shares issuable upon the exercise of options (50,632 of which are exercisable on or before June 21, 2001). Options to purchase 19,257 of these shares represent replacement options for Trust share options. Also includes 15,050 Common Shares held by Margery Germain, Mr. Germain's wife; Mr. Germain disclaims beneficial ownership of such shares.

(11)	Includes 20,687 Common Shares issuable upon the exercise of options (20,687 of which are exercisable on or before June 21, 2001). Mr. Crocker is President, Chief Executive Officer and a trustee of EQR, the general partner of ERP Operating Limited Partnership, which owns 169,903 Class A-1 Common Shares. Mr. Crocker disclaims beneficial ownership of such shares. Additionally, the Company placed 1,000,000 8.25% Convertible Preferred Trust Securities with an EQR subsidiary in May of 2000 which are convertible into 1,123,696 Common Shares (see Certain Transactions). Mr. Crocker disclaims beneficial ownership of such securities.

(12)	Includes 7,500 Common Shares issuable upon the exercise of options (7,500 which are exercisable on or before June 21, 2001.) Also includes 2,500 Common Shares held by Irene Frary, Mr. Frary's wife; Mr. Frary disclaims beneficial ownership of such shares.

(13)	Includes 2,500 Common Shares issuable upon the exercise of options (2,500 of which are exercisable on or before June 21, 2001). Also includes 2,400 Common Shares held by Mr. Bernstein's wife; Mr. Bernstein disclaims beneficial ownership of such shares.

(14)	Includes 2,500 Common Shares issuable upon the exercise of options (2,500 of which are exercisable on or before June 21, 2001). Mr. Frucher has assigned 2,500 Common Shares to his daughter and disclaims beneficial ownership of such shares.

(15)	Includes the Common Shares referred to in footnotes (4) through (14) above.

Executive Compensation

The following table sets forth certain information concerning the compensation of the Chief Executive Officer and each of the other Executive Officers of the Company whose cash compensation from the Company exceeded $100,000 for the year ended December 31, 2000.

                                                      SUMMARY COMPENSATION TABLE

                                    Annual Compensation                        Long-Term Compensation
                           ---------------------------------------------------------------------------------------
                                                                                     Awards               Payouts
                                                                          ---------------------------     --------
                                                              Other                       Securities
Name and                                                      Annual       Restricted     Underlying        LTIP     All Other
Principal                                                  Compensation       Stock      Options/SARS      Payouts  Compensation
Position                   Year   Salary(A)      Bonus         (B)       Awards(s)(C)        (D)            (E)        (F)
---------                  ----   ---------      -----     ------------  ------------    ------------     --------  ------------

Jeffrey H. Lynford
   Chairman of the
   Board and
   Secretary ............  2000   $300,499      $325,000          --       $      0               --           --      $ 21,968
                           1999   $291,747      $325,000          --       $      0           50,000           --      $ 21,968
                           1998   $283,250      $650,000(G)       --       $975,000          200,000           --      $ 16,084

Edward Lowenthal
   President and Chief
   Executive Officer ....  2000   $300,499      $325,000          --       $      0               --           --      $ 23,015
                           1999   $291,747      $325,000          --       $      0           50,000           --      $ 23,015
                           1998   $283,250      $650,000(G)       --       $975,000          200,000           --      $ 16,095

Rodney F. Du Bois
   Vice Chairman (H).....  2000   $150,000      $225,000          --       $      0               --     $100,000      $  2,500
                           1999   $133,333      $150,000          --       $200,000          125,000     $ 50,000      $  2,500

James J. Burns
   Senior Vice President
  Chief Financial
   Officer (I) ..........  2000   $200,000      $150,000          --       $250,000               --           --      $  2,500
                           1999   $ 50,000      $ 50,000          --       $      0           25,000           --      $      0

David M. Strong
   Vice President--
   Development ..........  2000   $175,000      $100,000          --       $ 50,000               --           --      $  2,500
                           1999   $154,500      $100,000          --       $ 50,000           15,000           --      $  2,500
                           1998   $150,000      $100,000          --       $150,000           10,000           --      $  1,500
Mark P. Cantaluppi
   Vice President--
    Chief Accounting ....
    Officer (I) .........  2000   $125,000      $ 62,500          --       $133,000               --           --      $  2,500
                           1999   $ 15,625      $  8,200          --       $      0            5,000           --      $      0
(A)	Amounts shown are actual payments by the Company.
(B)	No named Executive Officer received perquisites or other personal benefits aggregating more than the lesser of 10% of his total annual salary and bonus or $50,000
(C)	Messrs. Lowenthal, Lynford and Strong received grants of 54,930, 54,930 and 8,451 restricted Common Shares, respectively, in December 1998 (the “1998 Restricted Share Grants”). One third of the 1998 Restricted Share Grants vest on each anniversary date of the grant over a 3-year period provided that the respective Executive Officer is still employed by the Company (otherwise any unvested restricted Common Shares will be redeemed by the Company at $.02 per share). Mr. Du Bois received a grant of 10,000 restricted common shares on May 3, 1999 (the “Du Bois Restricted Share Grant”). One eighth of the Du Bois Restricted Share Grant vests each quarter from the date of the grant over a 2-year period. Mr. Du Bois received the Du Bois Restricted Share Grant at a price of $20.00 per common share. Mr. Strong received a grant of 3,148 restricted common shares in December 1999 (the “Strong 1999 Restricted Share Grant”). One third of the Strong 1999 Restricted Share Grant vests on each anniversary date of the grant over a 3-year period, with the same terms as the 1998 Restricted Share Grants. Messrs. Burns, Cantaluppi and Strong received grants of 15,936, 8,478 and 3,187 restricted Common Shares, respectively, in December 2000 (the “2000 Restricted Share Grants”). One third of the 2000 Restricted Share Grants vest on each anniversary date of the grant over a three-year period with the same terms as the 1998 Restricted Share Grants. Notwithstanding the foregoing, all of the 1998 Restricted Share Grants, 1999 Strong Restricted Share Grant and 2000 Restricted Share Grants of the aforementioned officers were contributed to the Company’s deferred compensation plan and, therefore, the respective Executive Officers do not have voting power with respect to such Common Shares until such Common Shares vest and are distributed from the deferred compensation accounts. Distributions, if any, on the Common Shares accrue for the benefit of the Executive Officers in the respective deferred compensation accounts, which each Executive Officer is not entitled to until such underlying Common Shares vest and are distributed from their respective Executive Officer’s deferred compensation account. Based upon the market price on the date immediately preceding the date of grant of $17.75 per Common Share, the 1998 Restricted Share Grants had an aggregate market value of $2,100,020. The aggregate market value of such grants, based on the closing price of the Company’s Common Shares on December 31, 2000 ($15.75 per share), was $1,863,398. Based upon the closing market price on the date immediately preceding the date of grant of $15.88 per Common Share, the 1999 Strong Restricted Share Grant had an aggregate market value of $50,000. The aggregate market value of such grants, based on the closing price of the Company’s Common Shares on December 31, 2000 ($15.75 per share), was $49,581. Based upon the market price on the date immediately preceding the date of grant of $15.6875 per Common Share, the 2000 Restricted Share Grants had an aggregate market value of $432,991. The aggregate market value of such grants, based on the closing price of the Company’s Common Shares on December 31, 2000 ($15.75) per share was $434,716.

(D)	See "Management Incentive Plans" regarding certain other options issued by the Company.
(E)	"LTIP Payouts" refers to long-term incentive plan payouts. In the case of Mr. Du Bois, such amount represents the release of shares from the Du Bois Restricted Share Grant from restricted stock awards.

(F)	The amounts set forth include annual premiums of $20,515 and $19,468 made by the Company related to split dollar life insurance plans for the benefit of Messrs. Lowenthal and Lynford, respectively, in 2000, 1999 and 1998. The Company expects to be reimbursed for these payments from the proceeds of this insurance, if any. The amounts set forth also include contributions to the Company’s defined contribution savings plan pursuant toss.401 of the Internal Revenue Code of 1986, as amended (the "Code"). Contributions of $1,500 were made by the Company on behalf of each of Messrs. Lynford, Lowenthal and Strong relating to 1998. Contributions of $2,500 were made by the Company on behalf of Messrs. Lynford, Lowenthal, Du Bois and Strong for 1999. Contributions of $2,500 were made by the Company on behalf of Messrs. Lynford, Lowenthal, Du Bois, Burns, Strong and Cantaluppi for 2000.

(G)	Includes 18,310 Common Shares valued at the closing price of the Company’s Common Shares on the date immediately preceding the date of grant ($17.75 per share) and contributed to the Company’s deferred compensation plan.

(H)	Excludes all 1999 compensation received for serving on the Company’s Board prior to becoming an employee of the Company in May 1999.
(I)	Compensation in 1999 reflects the period from Mr. Burns' date of employment of October 1, 1999 and from Mr. Cantaluppi's date of employment of November 15, 1999.

The following table sets forth certain information concerning the value of unexercised options as of December 31, 2000 held by the Executive Officers named in the Summary Compensation Table above.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION/SAR VALUES

                         Number of Securities
                        Underlying Unexercised        Value of in-the-Money
                           Options/SARs at              Options/SARs at
                           Fiscal Year-End(A)           Fiscal Year-End(B)
                     ---------------------------   ---------------------------
Name                 Exercisable  Unexercisable    Exercisable   Unexercisable
----                 ------------ -------------    -----------   -------------

Jeffrey H. Lynford      370,660        198,442       $    --          $     --
Edward Lowenthal        370,660        198,442       $    --          $     --
Rodney F. Du Bois        55,125        35,000        $    --          $     --
James J. Burns            5,000        20,000        $    --          $     --
David M. Strong          63,542        12,020        $11,310          $     --
Mark P. Cantaluppi        1,000         4,000        $    --          $     --
(A)	The right to receive reload options was given in connection with such options. The reload options enable the Executive Officer to purchase a number of Common Shares equal to the number of Common Shares delivered by him to exercise the underlying option. The effective date of the grant of the reload options will be the date the underlying option is exercised by delivering Common Shares to the Company. The reload options have the same expiration date as the underlying options and will have an exercise price equal to the fair market value of the Common Shares on the effective date of the grant of the reload options.

(B)	The fair market value on December 31, 2000 of the Common Shares underlying the options was $15.75 per Common Share.

Board of Directors' Meetings

     The Board held five meetings during 2000. Management also confers frequently with the members of the Board on an informal basis to discuss Company affairs.

     Board Committees

          The Board has established an Executive Committee, a Compensation Committee, an Audit Committee and a Nominating Committee.

     Executive Committee. During 2000, the Executive Committee consisted of Messrs. Lynford, Lowenthal and Crocker. The Executive Committee has the authority to acquire, dispose of and finance investments for the Company and execute contracts and agreements, including those related to the borrowing of money by the Company, and generally to exercise all other powers of the directors except for those which require action by all directors or the independent directors under the charter or bylaws of the Company or under applicable law. The Executive Committee did not have any formal meetings during 2000, however, the members meet from time to time on an informal basis.

     Compensation Committee. During 2000, the Compensation Committee consisted of Messrs. Bernstein, Crocker, Frary, Frucher and Germain, none of whom are employees of the Company. The Compensation Committee reviews the Company's compensation and employee benefit plans, programs and policies, approves employment agreements and monitors the performance and compensation of the executive officers and other employees. The Compensation Committee held one meeting during 2000.

      Audit Committee. The Audit Committee acts pursuant to the Audit Committee Charter, a copy of which is attached as Appendix A to this Proxy Statement. The Audit Committee Charter was adopted by the Board on April 20, 2000. During 2000, the Audit Committee consisted of Messrs. Bernstein, Frary, Frucher and Germain, all of whom are considered independent by The American Stock Exchange standards, and made recommendations concerning the engagement of independent public accountants, reviewed with the independent public accountants the plans for and results of the audit engagement, approved the professional services provided by the independent public accountants, reviewed the independence of the independent public accountants, considered the range of audit and non-audit fees, reviewed the adequacy of the Company's internal accounting controls and reviewed related party transactions. The Audit Committee held four meetings during 2000.

      Nominating Committee. The Nominating Committee which was formed in March 2001 is to consist of those members of the Board whose terms as directors of the Company will not expire at the Annual Meeting and the majority of whom are not employees of the Company. Accordingly, since its formation the Nominating Committee has consisted of Messrs. Lynford, Bernstein, Crocker, Frary, Frucher and Germain, none of whom are nominated for re-election as a director at the Annual Meeting and five of whom are non-employee directors. The Nominating Committee reviews and makes recommendations to the Board as to the nominees for election as directors of the Company.

Compensation of Directors

     The Company pays to each of its directors who are not employees of the Company (i) an annual fee of $16,000, payable quarterly in Common Shares, and (ii) a fee of $2,250 payable in cash for each regular quarterly Board meeting at which such director is present in person or by telephone. Each non-employee director also receives options to purchase 2,500 Common Shares annually. Directors who are employees of the Company are not paid any directors' fees. In addition, the Company will reimburse the directors for travel expenses incurred in connection with their activities on behalf of the Company.

Employment Agreements

      The Company has entered into employment agreements with Messrs. Lynford and Lowenthal (the "Senior Executives"), pursuant to which Mr. Lynford serves as the Chairman of the Board of the Company and Mr. Lowenthal serves as its President and Chief Executive Officer. The Company has also entered into employment agreements with Messrs. Du Bois, Burns and Strong. The employment agreements with Messrs. Lynford and Lowenthal will expire on December 31, 2002, and the employment agreements with Messrs. Burns, Du Bois and Strong will expire on September 30, 2003, December 31, 2001 and December 31, 2003, respectively.

      Each of the employment agreements is automatically extended for additional one-year periods unless either the Executive Officer or the Company gives prior notice not to extend the employment agreement, as specified in the agreement.

      Pursuant to the employment agreements, each of the Executive Officers is also entitled to incentive compensation to be determined by the Compensation Committee.

      In the event that either of the Senior Executives dies during the term of his employment agreement, or if the Company elects to terminate his employment agreement as a result of the Senior Executive's total disability, the Company is required to pay additional compensation for the longer of 36 months after such termination or for the remaining term of his agreement at the rate of his then annual base salary.

      If a Senior Executive's employment agreement is terminated by the Senior Executive following a "change in control" of the Company (as defined in the agreements), then the Senior Executive shall be entitled to receive a lump sum cash payment generally equal to the sum of (i) the amount of compensation that he would have been entitled to had the agreement not been so terminated and (ii) 299% of his average annual compensation of every type and form includible in gross income received during the three year period preceding the calendar year in which employment is terminated. If a Senior Executive's employment agreement is terminated by the Company other than for "proper cause" (as defined in the agreements) or death or disability, then the Senior Executive shall be entitled to receive a lump sum cash payment generally equal to the greater of (i) the amount of compensation that he would have been entitled to had the agreement not been so terminated or (ii) 299% of his average annual compensation of every type and form includible in gross income received during the three year period preceding the calendar year in which employment is terminated.

      The Senior Executives are also entitled to reimbursement of income taxes on certain non-cash taxable income resulting from a change in control of the Company, including taxable income resulting from accelerated loan forgiveness or vesting of restricted shares or options. In addition, each Senior Executive is entitled to receive an additional sum to cover certain resulting income and excise tax liabilities that may be incurred on all of the foregoing.

      If following a "change in control" of the Company (as defined in the agreements), the employment agreement of either Mr. Du Bois or Mr. Strong is terminated (a) by the Company, other than for "Cause" (as defined in the agreements) or (b) by Mr. Du Bois or Mr. Strong for "Good Reason", as the case may be, then Mr. Du Bois or Mr. Strong, as the case may be, shall be entitled to receive a lump sum cash payment generally equal to the greater of (i) the amount of compensation that he would have been entitled to had the agreement not been so terminated and (ii) (a) for Mr. Strong, 200% of his average annual compensation of every type and form includible in gross income received during the three year period preceding the calendar year in which employment is terminated; and (b) for Mr. Du Bois, 299% of his average annual compensation of every type and form includible in gross income received during the term of his agreement.

Management Incentive Plans

     The Company has a 1997 Management Incentive Plan and a 1998 Management Incentive Plan (collectively, the "Management Incentive Plans") and a Rollover Stock Option Plan (the "Rollover Plan"; together with the Management Incentive Plans, the "Plans") for the purpose of aligning the interests of the Company's directors, executive officers and employees with those of the Stockholders and to enable the Company to attract, compensate and retain directors, executive officers and employees and provide them with appropriate incentives and rewards for their performance. The existence of the Plans should enable the Company to compete more effectively for the services of such individuals. The Rollover Plan was established for the purpose of granting options and corresponding rights to purchase Common Shares in replacement of former Trust share options. Each Plan provides for administration by a committee of two or more non-employee directors established for such purpose.

     Awards to directors, executive officers and other employees under the Plans may take the form of stock options, including corresponding stock appreciation rights and reload options. Under the Management Incentive Plans, the Company may also provide restricted stock awards, stock purchase awards and stock purchase loans to enable Management Incentive Plan participants to pay for stock purchase awards. The maximum number of Common Shares that may be the subject of awards under the Plans is 2,538,113 shares. Options to acquire 1,682,675 Common Shares have been granted under the Management Incentive Plans to 22 individuals, including directors, executive officers and employees of the Company. 257,935 restricted Common Shares have been granted under the Management Incentive Plans to 11 individuals, including executive officers and employees of the Company. Options to purchase 663,113 Common Shares were granted under the Rollover Plan at the closing of the Merger principally to certain executive officers and directors of the Company. Messrs. Lynford, Lowenthal, Germain and Strong each received options under the Rollover Plan to purchase 226,352, 226,352, 19,257 and 20,312 Common Shares, respectively, which options represent replacement options for Trust share options.

Compensation Committee Interlocks and Insider Participation

      The Compensation Committee consists of Messrs. Bernstein, Crocker, Frary, Frucher and Germain, none of whom is, or has been, an officer or employee of the Company. Mr. Lynford, the Company's Chairman of the Board, and Mr. Lowenthal, the Company's President and Chief Executive Officer, each serve on the board of trustees of EQR, of which Mr. Crocker is President, Chief Executive Officer and a trustee.

Certain Transactions

      In May 2000, the Company privately placed with a subsidiary of EQR 1,000,000 8.25% Convertible Trust Preferred Securities, representing beneficial interests in the assets of WRP Convertible Trust I, a Delaware statutory business trust which is a consolidated subsidiary of the Company, with an aggregate liquidation amount of $25,000,000 (the "Convertible Trust Preferred Securities"). The Convertible Trust Preferred Securities are convertible into 1,123,696 common shares at $22.248 per share and are redeemable in whole or in part by the Company on or after May 30, 2002. EQR can require redemption on or after May 30, 2012 unless the Company exercises one of its two five-year extensions (subject to an interest adjustment to the then prevailing market rates if higher than 8.25% per annum). The redemption rights are subject to certain other terms and conditions contained in the related agreements.

      Additionally, EQR owns 169,903 Class A-1 Common Shares which are convertible into 169,903 Common Shares. EQR also had a 14.15% interest in the Company's residential project in Denver, Colorado at December 31, 2000. Furthermore, EQR provides credit enhancement related to a certain tax-exempt bond issue, for which the Company paid it fees of approximately $92,000 and $79,000 during 2000 and 1999, respectively. Messrs. Lynford and Lowenthal are trustees of EQR and Mr. Crocker is the President, Chief Executive Officer and a trustee of EQR.

      The Company has direct and indirect investments in a real estate market research internet company, Reis a leading provider of real estate market information to institutional investors. At December 31, 2000, the Company's aggregate investment in Reis was $6,575,000, or 22% of Reis' equity on an as converted basis. A portion of the investment is held directly by the Company and the remainder is held by Reis Capital Holdings, LLC ("Reis Capital"), a company which was organized to hold this investment. The Company has an approximately 51.1% non-controlling interest in Reis Capital at December 31, 2000.

      The management of Reis offered certain persons the opportunity to make an individual investment in Reis, including, but not limited to, certain directors and offices of the Company, or their affiliates, who purchased $410,000 of series C preferred stock, par value $.01 per share, in April 2000. The investments of the Company's officers and directors together with shares of common stock previously held by Mr. Lynford represent approximately 3.5% of Reis' equity, on an as converted basis upon completion of the aforementioned investments. Additionally, a company controlled by the Chairman of EQR purchased a 4.5% interest on that date. Mr. Lynford is the brother of the President of Reis. Mr. Lowenthal was appointed to the board of directors of Reis during the third quarter of 2000. Messrs. Lynford, Lowenthal, Du Bois, Frary and Strong, all of whom have invested directly in Reis have and will continue to recuse themselves from any investment decisions made by the Company pertaining to Reis.

      One of the Company's other joint venture investments uses the services of Reis in making investment decisions. The joint venture paid Reis fees of $360,000 in connection with such services for each of the years ended December 31, 2000 and 1999.

AUDIT COMMITTEE REPORT

      The Audit Committee oversees the Company's financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

      The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee by Statement of Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and considered the compatibility of nonaudit services with the auditors' independence.

      The Committee discussed with the Company's independent auditors the overall scope and plans for their audit. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of the Company's internal controls, and the overall quality of the Company's financial reporting. The Committee held four meetings during fiscal year 2000.

Conclusion

      In reliance on the reviews and discussions referred to above, the Committee recommended to the Board, and the Board has approved that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to shareholder approval, the selection of the Company's independent auditors for the fiscal year ending December 31, 2001.

The foregoing report has been furnished by the Audit Committee.

March 14, 2001

     Martin Bernstein                   Meyer S. Frucher
     Richard S. Frary                    Mark S. Germain

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Compensation Committee reviews and adopts compensation plans, programs and policies and monitors the performance and compensation of Executive Officers.

      The key elements of the Company's executive compensation package are base salary, annual bonus and long-term incentives. The policies with respect to each of these elements are discussed below.

Compensation Philosophy

      The Compensation Committee seeks to enhance the profitability of the Company, and thus Stockholder value, by aligning closely the financial interests of the Company's Executive Officers with those of its Stockholders. The Compensation Committee believes that the Company's compensation program should:

o	Emphasize stock ownership and, thereby, tie long-term compensation to increases in Stockholder value.
o	Enhance the Company's ability to attract and retain qualified Executive Officers.
o	Stress teamwork and overall Company results.

Base Salary

      Base salaries for Executive Officers are determined by evaluating the responsibilities of the position held and the experience and qualifications of the individual, with reference to the competitive marketplace for Executive Officers at certain other similar companies. The Company believes that the base salaries for its Executive Officers are less than the average of the base salaries for Executive Officers at such other similar companies.

Annual Bonus

      Pursuant to their employment agreements, each of the Executive Officers is entitled to incentive compensation to be determined by the Compensation Committee.

      The bonuses awarded reflect the financial and strategic successes which the Company achieved in 2000 including the negotiation of the amendments to the Wellsford/Whitehall operating and related agreements in connection therewith, including the return by Whitehall of warrants to purchase 2,128,099 shares of the Company's stock, negotiating a new Wellsford Finance line of credit, issuance of $25 million of Convertible Trust Preferred Securities on a tax advantaged basis, replacement of the Palomino Park letter of credit supporting the related tax advantaged financing, achieving an approved condominium status for the Silver Mesa phase in the Palomino project and the related $32 million condominium conversion and sales loan, obtaining $250 million dollars of financing in one of the Company's joint venture investments (Second Holding Company, LLC), achieving a lower state and local effective income tax rate as well as each respective Executive Officer's time and effort during the year.

Long-Term Incentive

      Long-term incentives are designed to align the interests of the Executive Officers with those of the Stockholders. In awarding grants of restricted Common Shares to Executive Officers and granting them options to purchase Common Shares, consideration is given to the long-term incentives previously granted to them.

      Share options will generally be granted with an exercise price equal to the fair market value of the Common Shares and vest and become exercisable over a period of years based upon continued employment. This is intended to create Stockholder value over the long term since the full benefit of the compensation package cannot be realized unless share price appreciation occurs over a number of years.

      Grants of restricted Common Shares also form a part of the Company's long-term incentive package. Typically, some portion of such grants will vest annually over a period of several years, subject to the Company achieving certain performance goals and the Executive Officer remaining employed by the Company. In making grants of restricted Common Shares, the Compensation Committee will consider and give approximately equal weight to an individual's scope of responsibilities, experience, past contributions to the Company and anticipated contributions to the Company's long-term success.

      Another component of the Company's long-term incentive package may include making loans to Executive Officers for the purchase of Common Shares. These loans typically will be secured by the Common Shares purchased and otherwise will be non-recourse. The loans may be interest-free and may be forgiven in whole or in part over time provided that the Executive Officer remains employed by the Company. In making share loans, the Compensation Committee will consider the same factors it considers in making grants of restricted Common Shares.

      The Compensation Committee believes that stock options, grants of restricted stock, allocations of or portions of incentive-based compensation from joint venture investments and loans to purchase stock promote loyalty to the Company and encourage recipients to coordinate their interests with those of the Stockholders. The Compensation Committee may consider additional types of long-term incentives in the future.

Compensation of Chief Executive Officer and Chairman of the Board

      Mr. Lowenthal's and Mr. Lynford's compensation is determined pursuant to the principles noted above and as set forth in their employment agreements. Specific consideration has been given to their qualifications, responsibilities and experience in the real estate industry, and the compensation package awarded to the most senior executive officers of other comparable companies with similar market capitalization. The Company believes that Mr. Lowenthal's and Mr. Lynford's base salaries as set forth in their employment agreements are less than the average base salaries for comparable senior officers of such other similar companies.

      It is the responsibility of the Compensation Committee to address the issues raised by the tax laws which make certain non-performance-based compensation to executives of public companies in excess of $1,000,000 non-deductible to the Company. In this regard, the Committee must determine whether any actions with respect to this limit should be taken by the Company. At this time, it is not anticipated that any Executive Officer will receive any such compensation in excess of this limit. Therefore, the Compensation Committee has not taken any action to comply with the limit.

Conclusion

      Through the programs described above, a very significant portion of the Company's executive compensation is linked to individual and Company performance and the creation of Stockholder value. However, periodic business cycle fluctuations may result in an imbalance for a particular period.

      The foregoing report has been furnished by the Compensation Committee.

December 8, 2000

          Martin Bernstein                   Meyer S. Frucher
          Douglas Crocker II               Mark S. Germain
          Richard S. Frary

COMMON SHARE PRICE PERFORMANCE GRAPH

      The following graph compares the cumulative total Stockholder return on the Common Shares for the period commencing May 30, 1997 through December 31, 2000 with the cumulative return total on the Russell 2000 Index ("Russell 2000") and the Company's peer group for the same period. Total return values were calculated based on cumulative total return assuming (i) the investment of $100 in the Russell 2000, in the Company's peer group and in the Common Shares on May 30, 1997, and (ii) reinvestment of dividends, which have not been paid by the Company. The total return for the Common Shares since May 1997 is approximately -23.5% versus approximately -26.3% for the Company's peer group and approximately 33.2% for the Russell 2000. The Company's peer group consists of LNR Property Group, Inc., Capital Trust, Inc., Crescent Operating, Inc., Excel Legacy Corporation and Stratus Properties, Inc.

EDGAR Representation of Data Points Used in Printed Graphic

                                      WRP          Peer Group      Russell 2000
                                      ---          ----------      ------------

5/30/97                           $   100.00       $   100.00      $   100.00
12/31/97                          $   151.70       $   186.86      $   115.66
12/31/98                          $   100.12       $    85.91      $   113.07
12/31/99                          $    82.52       $    76.84      $   137.22
12/31/00                          $    76.46       $    73.67      $   133.23

Since the Company did not commence operations until May 30, 1997, the date of the Merger, no data prior to that date is utilized.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        The Board of Directors and the Audit Committee have appointed the firm of Ernst & Young LLP, the Company’s independent public accountants for the fiscal year ended December 31, 2000, to audit the financial statements of the Company for the fiscal year ending December 31, 2001. A proposal to ratify this appointment is being presented to the Stockholders at the Annual Meeting. A representative of Ernst & Young LLP is expected to be present at the meeting and available to respond to appropriate questions and, although that firm has indicated that no statement will be made, an opportunity for a statement will be provided.

        During the fiscal year ended December 31, 2000, Ernst & Young LLP provided various audit and non-audit services to the Company. Set forth below are the aggregate fees billed for these services:

(a)	Audit Fees: Aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 and for the reviews of the financial statements included in the Company's quarterly reports on Form 10-Q were $141,000.

(b)	Financial Information Systems Design and Implementation Fees: The Company did not engage Ernst & Young LLP for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2000.

(b)	All Other Fees: The aggregate fees billed by Ernst & Young LLP for services rendered to the Company, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees" represented principally tax return preparation and tax consulting services which aggregated $157,600 for the fiscal year ended December 31, 2000.

        The Audit Committee has determined that the provision of services covered in (b) and (c) above are compatible with maintaining the independence of Ernst & Young LLP.

        The Board recommends that you vote FOR the proposed ratification of appointment of Ernst & Young LLP as independent public accountants for the Company for the fiscal year ending December 31, 2001.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater-than-ten-percent Stockholders are required by regulation of the SEC to furnish the Company with copies of all Section 16(a) forms they file.

        Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during the fiscal year ended December 31, 1999, all Section 16(a) filing requirements applicable to its officers, directors and greater-than-ten-percent beneficial owners were in compliance with the filing requirements with respect to transactions during 2000, except that Messrs. Burns and Cantaluppi each filed a late report on Form 3.

STOCKHOLDERS PROPOSALS

        Proposals of Stockholders intended to be presented at the annual meeting of Stockholders to be held in 2002 must be received by the Company at its principal executive offices no later than December 5, 2001 for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

        In addition, the Bylaws of the Company provide that in order for a Stockholder to nominate a candidate for election as a director at an annual meeting of Stockholders or propose business for consideration at such a meeting, notice must be given to the Secretary of the Company no more than 90 days nor less than 60 days prior to the first anniversary of the preceding year's annual meeting.

FINANCIAL AND OTHER INFORMATION

        The Company's Annual Report for the fiscal year ended December 31, 2000, including financial statements, has been concurrently sent to the Stockholders. The Annual Report is not a part of the proxy solicitation materials. Additional copies of the Company's Annual Report and Form 10-K for the year ended December 31, 2000, as filed with the SEC, may be obtained without charge by contacting Stasia Ananson at the Company's principal executive offices at 535 Madison Avenue, New York, NY 10022.

EXPENSES OF SOLICITATION

        The cost of soliciting proxies will be borne by the Company. Brokers and nominees should forward soliciting materials to the beneficial owners of the Common Shares held of record by such persons, and the Company will reimburse them for their reasonable forwarding expenses. In addition to the use of the mails, proxies may be solicited by directors, officers and regular employees of the Company, who will not be specially compensated for such services, by means of personal calls upon, or telephonic or telegraphic communications with Stockholders or their personal representatives. MacKenzie Partners, Inc. has been retained to assist in the solicitation of proxies for a fee not to exceed $4,000, plus reimbursement of out-of-pocket expenses. No officer or director of the Company has an interest in, or is related to any principal of, MacKenzie Partners, Inc.

OTHER MATTERS

        The Board knows of no matters other than those described in this Proxy Statement which are likely to come before the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the accompanying form of proxy intend to vote the proxies in accordance with their best judgement.

APPENDIX A

WELLSFORD REAL PROPERTIES, INC.
AUDIT COMMITTEE CHARTER

1.    ORGANIZATION

        The Board of Directors (the "Board") of Wellsford Real Properties, Inc. (the "Company") hereby establishes an Audit Committee composed of at least three directors, each of whom is free of any relationship, that in the opinion of the Board, would interfere with their exercise of independent judgment as a member of the Audit Committee. The members of the Audit Committee and its chair shall be elected by the Board.

        All members of the Audit Committee shall understand financial statements and be financially literate, as such qualification is interpreted by the Board in its business judgment, or must become financially literate, within a reasonable period of time after appointment to the Audit Committee. At least one member of the Audit Committee shall have accounting or related financial management expertise, as the Board interprets such qualifications in its business judgment. Notwithstanding the foregoing, the Board shall have the right to select a non-independent audit committee member under exceptional and limited circumstances, if it determines that membership on the Audit Committee by such individual is required in the best interests of the Company and its shareholders.

2.    STATEMENT OF POLICY

        The Audit Committee shall assist the Board in fulfilling its responsibility relating to the Company's accounting, reporting practices, and the quality and integrity of its financial reports and other financial information provided by the Company to any non-tax governmental body or the public. The Audit Committee shall serve as an independent and objective party to monitor the Company’s financial reporting process and internal control system. The Audit Committee shall endeavor to maintain free and open communication between the Board, the independent auditors, and financial personnel and senior management of the Company. Consistent with these functions, the Audit Committee shall encourage continuous improvement of, and should foster adherence to, the Company's accounting and financial policies, procedures and practices at all levels.

3.    MEETINGS

        The Audit Committee shall meet four times per year or more frequently as the circumstances require. As part of its job to foster open communication, the Audit Committee may ask members of management or others to attend meetings and provide pertinent information.

o	Meetings may be in person or by telephone conference call and should allow for timely preparation and filing of the Company's interim and year-end financial statements.
o	Minutes of each meeting of the Audit Committee will be prepared.

4. RESPONSIBILITIES

        The primary responsibility of the Audit Committee is to assist the Board in fulfilling the Board’s oversight responsibilities with respect to financial reporting to shareholders and the Securities and Exchange Commission (“SEC”), the system of internal controls that management has established and the external audit process, and report the results of their activities to the Board. Management is responsible for preparing the Company’s financial statements, and the independent auditors are responsible for auditing those financial statements. The independent auditors’ ultimate accountability is to the Board and the Audit Committee. The Audit Committee’s policies and procedures should remain flexible, in order to best react to changing conditions and to help ensure that the Company’s accounting and reporting practices are in accordance with all requirements and are of the highest quality. In carrying out its responsibilities, the Audit Committee shall:

Document/Report Review

o	Review this Charter at least annually and propose changes to the Board for its approval as conditions dictate.
o	Include a copy of the Charter as an appendix to the Company’s proxy statement at least once every three years.
o	Review the financial statements and reports contained in the Company's Form 10-K or the annual report to Shareholders or other financial information submitted to any non-tax governmental body, or the public, including reports filed by the Company on Form 10-Q, with management, key financial personnel, and the independent auditors to determine whether the independent auditors, as well as Company personnel, are satisfied with the disclosure and content of such documents.

Independent Auditors

o	Review and discuss with the Board any relationship between the independent auditors and the Company or any other relationships that may adversely affect the independence of the independent auditors, including in connection therewith, the nature of all services provided by the auditors. Discuss such relationships with the auditors and evaluate the impact of such relationships on the objectivity of the independent auditors.

o	Ensure that the independent auditor submits, on a periodic basis, a formal written statement to the Audit Committee delineating all relationships between the independent auditor and the Company.
o	Ascertain that the independent auditors of joint ventures, in which the Company has a significant investment, are independent with respect to the Company.
o	Review the performance of the independent auditors, approve any proposed discharge of the independent auditors when circumstances warrant, and cause a formal review of the selection of independent auditors once every five years. Review and recommend to the Board the independent auditors to be selected to audit the financial statements, considering independence and effectiveness.

o	Review annually with management the fee arrangement with the independent auditors.

Process

o	Meet with the independent auditors and the financial management of the Company to review the scope of the audit proposed for the current year, the audit procedures to be utilized and at its conclusion, review the audit, including the comments or recommendations of the independent auditors.

o	Review with the independent auditors and the financial and accounting personnel of the Company out of the presence of management, the adequacy of the accounting and financial controls, computerized information system controls and security and matters that the Audit Committee or the foregoing parties believe should be discussed privately with the Audit Committee. Review with the independent auditors the adequacy of financial and accounting personnel and cooperation received during the course of the audit or quarterly reviews.

o	Elicit any recommendations for improvement of particular areas where augmented controls are desirable.
o	Advise financial management and the independent auditors that they are expected to provide a timely analysis of significant current financial reporting issues, best reporting practices and quality of accounting principles followed by the Company in preparing its financial statements.

o	Determine, with regard to new or unusual transactions or events, including related party transactions, the independent auditors'reasoning for the appropriateness of the accounting principles, estimates, judgments and disclosure practices adopted by management.

o	Consider and recommend to the Board, if appropriate, major changes to the Company's accounting principles and practices as suggested by the independent auditors or management.
o	Review any year-to-year changes in accounting principles or practices.
o	Review any significant disagreement or changes required in the independent auditors' audit plans among management and the independent auditors in connection with the preparation of the financial statements.

o	Inquire of management and the independent auditors about any potential financial or reporting risks or exposures to the Company and review with management the steps management has taken to minimize such risk.

o	The Audit Committee shall make itself available to meet with management of the Company to discuss any matters which it or management deem appropriate.

Ethical and Legal Compliance

o	Ascertain that the Company has procedures in place to identify and resolve conflicts of interest with respect to employees, directors and joint venture partners. Such procedures should include retention of documentation with respect to such matters and discussions with the Board, if appropriate.

o	Submit the minutes of its meetings to, or discuss the matters discussed at each committee meeting with, the Board.
o	Investigate any matter brought to its attention within the scope of its duties, with the power to retain professional advice for this purpose if, in its judgment, that is appropriate.
o	Review, with the Company’s counsel, legal and regulatory matters that may have a material impact on the Company's financial statements, compliance policies and programs, including corporate securities trading policies.

o	Perform any other activities consistent with this Charter, the organizational documents and governing law, as the Board deems necessary or appropriate.

Report

o	Comply with all reporting requirements of the SEC and any exchange on which the Company's securities are listed.

WELLSFORD REAL PROPERTIES, INC.
PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED BY MANAGEMENT

           The undersigned stockholder of Wellsford Real Properties, Inc., a Maryland corporation (the "Company"), hereby appoints Edward Lowenthal and Jeffrey H. Lynford, and each of them, as proxy for the undersigned, with full power of substitution, to vote and otherwise represent all the shares that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on Friday, June 15, 2001 at 9:30 a.m. at the offices of Robinson Silverman Pearce Aronsohn & Berman LLP, 1290 Avenue of the Americas, 31st floor, New York, NY 10104, and at any adjournment(s) or postponement(s) thereof, with the same effect as if the undersigned were present and voting such shares, on the following matters and in the following manner as further described in the accompanying Proxy Statement. The undersigned hereby revokes any proxy previously given with respect to such shares.

           The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement.

           THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF THIS PROXY IS EXECUTED BUT NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES AND THE PROPOSALS AND IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.

           /x/ Please mark votes as in this example.

           1.        The election of the following persons as Directors of the Company to serve for the term set forth in the accompanying Proxy Statement.

           Nominees:

                       (01) Edward Lowenthal                      and                           (02) Rodney F. Du Bois

                       /    /  FOR all nominees
                       /    /  WITHHELD as to all nominees
                       /    /   ________________________________________________________
                                FOR both nominees except as noted above.

           2.         The ratification of the appointment of Ernst & Young LLP as the Company's independent public accountants for the fiscal year ending December 31, 2001.

                       /    /  FOR                     /    /  WITHHELD                    /    /   ABSTAIN

           3.        To vote and otherwise represent the shares on any other matters which may properly come before the meeting or any adjournment(s) or postponement(s) thereof, in their discretion.

/ / Mark Here for Address Change and Note at Left
/ / MARK HERE IF YOU PLAN TO ATTEND THE MEETING Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope
Please sign exactly as name appears hereof and date. If the shares are held jointly, each holder should sign. When signing as an attorney, executor, administrator, trustee, guardian or as an officer signing for a corporation, please give full title under signature.

Signature:______________________
Date: _________________________ Signature:______________________ Date: _________________________